EXHIBIT 10.5 - ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") made and entered into as of the 29th day of September, 2006, by and among Northern Iowa Windpower II LLC, a Delaware limited liability company ("Windpower II"); Northern Iowa Windpower III LLC, a Delaware limited liability company ("Windpower III") (Windpower II and Windpower DI, hereinafter collectively referred to as "Seller") and Madison Gas and Electric Company, a Wisconsin corporation ("Buyer").

RECITALS:

A.

Seller is developing a wind-powered electric generating facility located in Worth County, Iowa that is expected to consist of approximately 67 wind turbines with a combined nameplate electric generating capacity of 110.6 MW (the "Wind Farm")

B.

Buyer wishes to acquire a fully developed site for a 29.7 MW wind-powered generating facility (the "Site") in ready-to-construct status that is located in and comprising a part of the Wind Farm (the "Project"). Windpower II currently owns easement rights and other assets related to the Project; Windpower II intends to convey these rights to Windpower IQ, which will ultimately convey those easement rights and assets to Buyer.

C.

Seller desires to sell its assets comprising the Project and Buyer is willing to purchase those assets from Seller, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE I.

PURCHASE AND SALE OF ASSETS AND ASSIGNMENT

1.1

Sale of Assets. On the Closing Date (as that term is defined in Section 3.1 below), and subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign and convey to Buyer all of its right, title and interest in and to all of its assets, properties and rights comprising the Project (other than the Excluded Assets, as that term is defined in Section 1.2 below), whether the same be tangible, intangible, personal or mixed, and wherever located (collectively, the "Assets"), including, without limitation, the following:

1.1.1 Wind Data. Copies of all available wind data related to the Site, as identified in Schedule 1.1.1 attached hereto (the "Wind Data"). Notwithstanding the foregoing, Seller shall be allowed to retain nonexclusive rights in, and to use and convey the Wind Data.

1.1.2 Engineering Plans. Preliminary civil and electrical layout for the Project based on turbines and other equipment identified for use by Buyer which shall be sufficient for bidding and permitting purposes and shall be sufficient to serve as a basis for the Project contractor to prepare detailed engineering and construction drawings (the "Engineering Plans").

1.1.3 Licenses, Permits and Governmental Approvals. All licenses, permits and governmental approvals that are necessary for construction of the Project, to the extent assignable under law, that, based on turbines and other equipment identified for use by Buyer and communicated in writing to Seller on or before September 29, 2006, are reasonably obtainable prior to Closing (collectively, the "Governmental Approvals").

1.1.4 Contracts. Subject to Section 1.3 of this Agreement, all rights of Seller under the easement agreements, landowner documents, neighbor agreements, contracts, warranties, guaranties and other agreements identified in Schedule 1.1.4 attached hereto (collectively, the "Assumed Contracts").

1.1.5 Substation Use and Easement Agreement; Interconnection Rights. A Substation Use and Easement Agreement in the form of Exhibit C to permit Buyer to share the use of the Wind Farm's electrical substation ("Substation") and assigning Buyer the right to use 29.7MW of interconnection rights under that certain Large Generator Interconnection Agreement by and among the Midwest Independent Transmission System Operator, Inc., Interstate Power and Light Company and Seller, dated November 24, 2003 (the "Interconnection Agreement").

1.1.6 Right to Data. A Meteorological Data Sharing Agreement in the form of Exhibit F, under which Buyer obtains the right to utilize meteorological data compiled by Seller at the Wind Farm.

1.2

Excluded Assets; All Assets. Notwithstanding anything to the contrary contained in Section 1.1 of this Agreement, Seller will not sell, transfer or convey to Buyer, and Buyer will neither purchase nor acquire from Seller (i) any rights to develop the remaining approximately 80.9MW of capacity of the Wind Farm (the "Remaining Capacity") or any assets or agreements related thereto, (ii) subject to Section 1.1.5 of this Agreement, Seller's interconnection rights under that certain Large Generator Interconnection Agreement by and among the Midwest Independent 'Transmission System Operator, Inc., Interstate Power and Light Company and Seller, dated November 24, 2003, (iii) any other rights or obligations of Seller under any contracts, arrangements, easements, licenses, leases or other agreements (other than those included in the Assets pursuant to Sections 1.1.3, 1.1.4, and 1.1.5), which excluded agreements, properties and assets will not be included in the Assets and are collectively referred to as the "Excluded Assets"). The Excluded Assets shall remain the sole property and responsibility of and shall be retained, paid, performed and discharged solely by Seller.

1.3

Assumption of Assumed Contracts; No Assumption of Liabilities of Seller. Buyer shall assume and agree to perform Seller's obligations, but only those obligations accruing after the Closing Date, under each of the Governmental Approvals and Assumed Contracts, such assumption to be evidenced by and upon the terms and conditions set forth in the Assignment and Assumption Agreement attached to this Agreement as Exhibit "B" (the "Assumption Agreement"). The Assumption Agreement shall be executed by Buyer and Seller at the Closing. Except only as otherwise expressly and specifically provided in the Assumption Agreement with respect to the Governmental Approvals and Assumed Contracts, Buyer does not assume any duties, liabilities, responsibilities, debts or obligations of any kind or nature whatsoever of Seller ("Retained Liabilities"). Seller will timely and fully satisfy all Retained Liabilities as they become due. Without limiting the generality of the foregoing, Buyer does not in any way assume any duties, liabilities, responsibilities, debts or obligations of Seller, or for any employees or other personnel of Seller.

1.4

Agreement with Respect to Construction and Operation of Remaining Capacity and Project. Buyer recognizes that construction of the Remaining Capacity of the Wind Farm may adversely affect wind flows to the Project. Buyer acknowledges that the Wind Data assumes array losses resulting from construction of the Remaining Capacity of the Wind Farm and agrees to permit such interference. Seller agrees that as to the Remaining Capacity, no turbine will be constructed within three (3) rotor diameters (longest rotor diameter of an affected turbine) east or west, or five (5) rotor diameters north or south of any turbine in the Project. Buyer agrees that as to the Project, no turbine will be constructed within three (3) rotor diameters (longest rotor diameter of an affected turbine) east or west, or five (5) rotor diameters north or south of any turbine in the Remaining Capacity of the Wind Farm. If Seller makes an assignment of its rights to the Remaining Capacity of the Wind Farm, or if Buyer makes an assignment of its rights to the Project, the assigning party shall require the assignee to agree to the following terms and conditions in writing and include them in any recorded assignment of real property rights: (a) the assignee agrees to be bound by the terms and conditions of this section 1.4; (b) the assignee acknowledges that the other party is a third-party beneficiary of these conditions to assignment, and (c) the assignee provides that any further assignee or successor to the rights shall be required to bound by the terms and conditions of this section 1.4.

1.5

Purchase Price. The consideration and aggregate purchase price for the Assets (the "Purchase Price") shall be One Hundred Thousand Dollars ($100,000) per MW of nameplate generating capacity included in the Project.

1.6

Payment of Purchase Price. Buyer will pay to Seller One Hundred Fifty Thousand Dollars ($150,000) of the Purchase Price within three (3) days of Buyer's satisfaction or waiver of the closing condition set forth in Section 3.5(g) of this Agreement. The remaining balance of the Purchase Price shall be paid by Buyer to Seller as follows:

(a)

Twenty-five percent (25%) of the Purchase Price, less the $150,000 previously paid to Seller, shall be paid to Seller at Closing (the "Closing Payment"). The Closing Payment shall be non-refundable except in the case of Seller's failure to deliver the Assets to Buyer upon Closing in accordance with the terms of this Agreement.

(b)

Fifty percent (50%) of the Purchase Price shall be paid to Seller upon the earlier of (i) the Commercial Operation of the Project, or (ii) December 31, 2008 (the "Second Payment"). For purposes of this Agreement the term "Commercial Operation" shall mean the first day of the month following the date when it has been established that: (i) the Project is able to deliver energy in a continuous way in accordance with Prudent Utility Practice, and (ii) initial performance tests for at least seventy-five percent (75%) of the wind turbines in the Project have been successfully completed. The term "Prudent Utility Practice" shall mean practices, methods and standards of professional care, skill and diligence engaged in or approved by a significant portion of the electric generation industry for facilities of similar size, type, and design, that, in the exercise of reasonable judgment, in light of the facts known at the time, would have been expected to accomplish results consistent with law, regulation, reliability, safety, environmental protection, applicable codes, and standards of economy and expedition, including, but not limited to, the requirements of the National Electrical Safety Code, the National Electrical Code, the Interconnection Agreement and any applicable governmental code or regulations.

(c)

The remaining twenty-five percent (25%) of the Purchase price shall be paid to Seller on the date that is one (1) year from the date of the payment of the Second Payment.

(d)

All amounts payable by Buyer to Seller pursuant to this Section 1.6 shall be paid by Buyer to Seller by wire transfer to an account designated in writing by Seller.

(e)

If Seller fails to deliver the Assets to Buyer at Closing in accordance with the terms of this Agreement, Seller shall refund the initial payment of $150,000 to Buyer.

(f)

In the event of a default by Windpower II or assigns under the Substation Use and Easement Agreement, Buyer may offset, to the extent of such default, all sums owed to Buyer by Windpower II or assigns under the Substation Use and Easement Agreement against payments due under this Agreement.

1.0

Grant of Security Interest by Buyer; Buyer's Default. Buyer hereby grants to Seller a security interest in and to all of the Assets, as well as the proceeds thereof. The security interest secures payment of all amounts payable by Buyer to Seller under this Agreement. Seller acknowledges that the Assets do not include any tangible personal property placed on the Site by Buyer, whether or not affixed to real property and regardless of whether such tangible personal property is later characterized as tangible personal property or real property, or any improvements to real property made on behalf of Buyer ("Wind Turbine Assets") and that the Wind Turbine Assets shall not be subject to any security interest of Seller. Buyer authorizes Seller to file financing statements and amendments and continuation statements to financing statements to the full extent permitted by law and as Seller otherwise deems necessary or appropriate from time to time, and Buyer agrees to provide Seller with a mortgage or other document, in form reasonably satisfactory to Seller and Seller's counsel, granting Seller a similar security interest in rights to real property conveyed to Buyer by Seller. Buyer represents that (i) its full legal name and mailing address are set forth in Section 6.1.3 of this Agreement, and (ii) it is a corporation organized under the laws of the State of Wisconsin. Buyer will be in breach of and default under this Agreement and the security interest granted by this Section only upon the failure to make any payment, when due and payable, of the Purchase Price as provided under this Agreement. The proceeds of any disposition of any of the assets subject to the security interest granted by this Section shall be applied to payment of the Purchase Price to Seller, and any remaining balance shall be paid to Buyer. Upon payment in full of the Purchase Price, Seller's security interest granted by this Section shall terminate, and Seller agrees to terminate any financing statements, amendments and continuation statements to financing statements and mortgages and provide Buyer with any reasonable documentation requested by Buyer to evidence the termination of the security interest granted by this Section.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1

Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer that the following are true and correct as of the date hereof and as of the Closing Date:

2.1.1 Organization and Authority of Seller. Seller is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary powers to carry on its business, to own, operate, sell, transfer, assign and convey the Assets, to execute and deliver this Agreement, and to carry out the obligations set forth in this Agreement. Seller has provided to Buyer true and correct copies of its Certificate of Organization and Operating Agreement. Seller has the power and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to consummate the purchase and sale and related acts contemplated hereby.

2.1.2 Title to Assets; No Default. Seller has good and marketable title and interest to the Assets being transferred pursuant to this Agreement. The Assets being transferred hereby are, or will be as of the Closing Date, free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of all security interests, mortgages, liens, pledges, charges and encumbrances.

2.1.3 Litigation. Except as set forth on Schedule 2.1.3, there are no claims, suits, actions, arbitrations, administrative proceedings or governmental investigations pending, and Seller is not aware of and has received no notice of any actions threatened by or against Seller or which affect the Assets being transferred hereby, or which affect Seller's ability to consummate this transaction, including, without limitation, claims threatened or pending by or against third parties.

2.1.4 Binding Agreement. This Agreement and all of the agreements executed by Seller concurrently herewith are valid and legally binding agreements enforceable in accordance with their terms, subject to bankruptcy and reorganization laws and general principles of equity. The consummation of the transactions contemplated by this Agreement will not result in or constitute any:

(a) Default, violation or any event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) the Certificate of Organization or Operating Agreement of Seller, or (ii) to the best of Seller's knowledge, any local, state or federal statute, rule or regulation, or (iii) any lease, license, easement, promissory note, security agreement, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which the Seller or any of the Assets being transferred hereby are bound; or

(b)

Lien, charge or encumbrance on any of the Assets being transferred pursuant to this Agreement.

2.1.5 No Consents Required. The Seller has the right, power, legal capacity and authority to enter into this Agreement and no approvals or consents of any other person, organization or governmental authority are necessary in connection with this Agreement, apart from the agreements listed on Schedule 2.1.5, which require the consent of the countersignatory. The execution, delivery and performance of Seller's obligations under this Agreement have been duly authorized by Seller's members and the execution, delivery and performance of the Seller's obligations under the terms of this Agreement do not require the consent or approval of any other person, organization or department, agency, subdivision, commission, board or other unit of the federal government or of any state or local government, or any private entity acting on behalf of any such department, agency subdivision, commission, board or other unit (the "Governmental Agencies").

2.1.6 Taxes and Reports. Seller has filed all federal, state, local and other tax returns and other reports and declarations required to be filed by it and there are no waivers in effect for Seller for the extension of time for the assessment of any tax or the filing of any return, report or declaration. There are no claims pending or threatened against Seller for past due taxes or the failure to file any required return, report or declaration. Seller will pay when due any federal, state or local taxes with respect to any tax period or assessment or levy prior to the Closing Date hereof.

2.1.7 No Other Agreements. Seller has not entered into any contracts, arrangements or agreements with respect to the Project or the Assets that will be binding on Buyer upon or after the Closing Date other than those identified as binding in this Agreement and the Attachments, Exhibits and Schedules attached hereto. Seller has not entered into any commitments or agreements with any Governmental Agencies or public or private entity affecting the Project or the Assets that have not been disclosed by Seller to Buyer.

2.1.8. Condemnation. Seller has not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller's knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Site or any portion thereof.

2.1.9 Environmental. "Environmental Law" includes any and all current, future federal, state and local environmental laws, statutes, rules, regulations and ordinances, as the same shall be amended and modified from time to time, including, but not limited to common law, the Comprehensive and Environmental Response, Compensation and Liability Act ("CERCLA") as amended from time to time, the Resource Conservation and Recovery Act ("RCRA") as amended from time to time, and the Toxic Substances Control Act ("TSCA") as amended from time to time, and "Hazardous Substances" includes any and all hazardous substances as defined under CERCLA, any and all hazardous waste as defined in RCRA, any and all toxic substances as defined in TSCA, petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs"), radon gas, urea formaldehyde foam insulation ("UFFI"), and any and all hazardous substances, hazardous waste, pollutants and contaminants required or controlled by any environmental law. Seller makes the following warranties:

(a)

To the best of Seller's knowledge, there is no pollution or danger of pollution resulting from a condition which exists on the Site which requires any corrective action under Environmental Law or which would result in any liability thereunder.

(b)

No notification has been filed with regard to a release of Hazardous Substances on, into, onto or from the Site under the Environmental Law.

(c)

Neither Seller nor any prior owner or occupier of the Site has received a summons, citation, notice of violation, administrative order, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any releases of or contaminations caused by Hazardous Substances or violation or which violation of any Environmental Law.

(d)

To the best of Seller's knowledge, there have been no releases at, upon, under or within, and no past or ongoing migration from neighboring lands to, the Site of any Hazardous Substances.

2.1.10 No Broker. Seller has dealt with no broker in connection with this Agreement.

2.1.11 Site. The Assumed Contracts are sufficient to provide Buyer with continuous, uninterrupted and, together with public roads and rights of way, contiguous access to the Site.

2.1.12 Survival of Representations and Warranties. Seller's representations and warranties made in this Agreement are true and accurate in all respects as of the date hereof and as of the Closing Date, and shall survive the Closing.

2.2

Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller that the following are true and correct as of the date hereof and as of the Closing Date:

2.2.1 Organization. Buyer is a Wisconsin corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

2.2.2 Authority and Binding Agreement. Buyer has the power and has taken all necessary action to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement is valid and binding upon Buyer and enforceable in accordance with its terms, subject to bankruptcy and reorganization laws and general principles of equity. Agreement will not result in a breach of any term or provision in the Articles of Incorporation or Bylaws of Buyer or result in a breach by Buyer of any term or provision of any agreement or other instrument to which Buyer is a party. The business of Buyer has been and is carried on in substantial compliance with all applicable material governmental statutes, rules, regulations, orders and other laws and Buyer has received no notice of any violations of such laws.

2.2.4 No Misleading Statements. No representation, warranty or statement of Buyer set forth in this Agreement, any Exhibit hereto, any Attachment hereto, or any schedule delivered by Buyer at Closing contains any untrue or misleading statement of a material fact, or omits to state any material fact required to make the statement herein or therein not misleading.

2.2.5 No Broker. Buyer has dealt with no broker in connection with this Agreement.

2.2.6 Survival of Representations and Warranties. Buyer's representations and warranties made in this Agreement are true and accurate in all respects as of the date hereof and as of the Closing Date, and shall survive the Closing.

ARTICLE III.

PRE-CLOSING; THE CLOSING; CONCURRENT AND POST-CLOSING
TRANSACTIONS

3.1 Time and Place. The closing of the transactions provided for herein (the "Closing") shall occur at the offices of Nyemaster, Goode, West, Hansell & O'Brien, P.C., in Des Moines, Iowa as soon as practicable after completion of all conditions precedent set forth herein, but not later than 5:00 p.m. on December 31, 2006, or such other place, time or date as to which the parties may mutually agree in writing (in any event, the "Closing Date").

3.2

Affirmative Covenants. From and after the date of this Agreement and up to and including the Closing Date, Seller covenants and agrees that Seller will:

(a)

not modify, cancel or amend, or take or omit to take any action which may be a breach of or default under any of the Assumed Contracts, except for the modification of Exhibits B and D to the wind farm easement agreements listed on Schedule 1.1.4 of the Agreement as necessary to accommodate final design and engineering of the Project by Seller;

(b)

pay all taxes arising from ownership of the Assets and make all reports related to the
Assets or the Project required by federal, state and municipal governments;

(c)

comply with all of the terms and conditions of this Agreement;

(d)

comply with all laws applicable to Seller and to the Project; and

(e)

obtain all consents necessary to permit the valid and effective sale, assignment, transfer and conveyance of the Assets pursuant to this Agreement.

(f)

afford Buyer and its counsel full and free access to all documents and data related to the Governmental Approvals, the Assumed Contracts, the Engineering Plans, the Wind Data, and any other documents, data or information that, in Seller's reasonable opinion, is directly related to the Project, furnish copies of any such documents or data as Buyer or its counsel may reasonably request, upon prior notification to Seller, enable Buyer to undertake Phase I or Phase II environmental testing on the Site or any subsoil or other testing of the Site that Buyer deems reasonably necessary, and afford Buyer and its counsel access to personnel of Seller during regular business hours.

(g)

obtain any approvals necessary of owners of the real property comprising the location of the Site as to the exact location of any easements, as reasonably determined by Buyer.

3.3 Actions to be Taken and Items to be Delivered by Seller *at the Closing. At the Closing, Seller shall perform all acts necessary to put Buyer in actual and complete possession and control of the Assets, including, but not limited to, the delivery to Buyer of such instruments of sale, assignment, conveyance and transfer, duly executed and in form and content satisfactory to counsel for Buyer, as are necessary to vest in Buyer good and marketable title to and possession of all of the Assets. Without limiting the generality of the foregoing, Seller shall duly execute and/or deliver, as the case may be, the following at the Closing:

(a)

A Bill of Sale in the form attached hereto as Exhibit A.

(b)

The Assumption Agreement between Seller and Buyer in the form attached hereto as Exhibit B.

(c)

The Substation Use and Easement Agreement in the form attached hereto as Exhibit C.

(d)

The Management and Administration Agreement in the form attached hereto as Exhibit E.

(e)

The Engineering Plans.

(f)

The Meteorological Data Sharing Agreement in the form attached hereto as Exhibit F.

(g)

Title Insurance Commitment or pro-forma Title Insurance Policy, including gap coverage to the date of Closing, insuring the land rights and improvements to be erected thereon, subject to reasonable exceptions which do not materially threaten the existence or usability of the easement agreements, landowner documents, neighbor agreements involving the Project. Title insurance shall be in amounts selected by Buyer and shall be paid for by Buyer. If title insurance is not available, Buyer may elect to obtain an opinion of legal counsel, based on abstract review, satisfactory to Buyer, that Buyer finds sufficient to assure itself that the Assumed Contracts will provide land rights sufficient to enable Buyer to construct the Project on the Site, as well as operate a wind farm on the Site for at least 25 years.

(h)

Written consents of any third parties necessary to permit the valid and effective sale, assignment, transfer and conveyance of the Assets to Buyer, including, without limitation, the consent of the other parties to the Assumed Contracts, if required by the terms of the Assumed Contracts and the consent of Midwest Independent Transmission System Operator, Inc., and Interstate Power and Light Company to the partial assignment of transmission rights under the Interconnection Agreement.

(i)

Full and complete releases of all mortgages, deeds of trust, financing statements or other evidences of security interests, liens, claims, demands or encumbrances of whatever type or nature filed or otherwise in existence (whether or not perfected) with respect to any of the Assets and not theretofore fully released, terminated or otherwise satisfied of record.

(j)

Copies of resolutions of Seller's managers reflecting the unanimous authorization and approval of the execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby and the consummation of all of the transactions contemplated hereby and thereby, duly certified as of the Closing Date by the manager of Seller.

(k)

An opinion of legal counsel substantially in the form attached as Exhibit G.

(l)

Such other documents as Buyer may reasonably request for the purpose of:

(i) Evidencing the accuracy of any of Seller's representations and warranties

(ii)

Evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed by Seller;

(iii)

Evidencing the satisfaction of any condition referred to in this section 3.3;

(iv)

Facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

(m)

A certificate, signed by Seller and dated the Closing Date, to the effect that the conditions contained in Section 3.5(b) and (i) have been fulfilled.

3.4

Actions to be Taken and Items to be Delivered by Buyer at the Closing. Buyer shall duly execute and/or deliver, as the case may be, the following at Closing:

(a)

Payment of the Closing Payment to Seller in accordance with Section 1.6(a) of this Agreement.

(b)

The Assumption Agreement between Seller and Buyer in the form attached hereto as Exhibit B.

(c)

The Substation Use and Easement Agreement in the form attached hereto as Exhibit C.

(d)

The Management and Administration Agreement in the form attached hereto as Exhibit E.

(e)

The Meteorological Data Sharing Agreement in the form attached hereto as Exhibit F.

(f)

Copies of resolutions of Buyer's Board of Directors reflecting the authorization and approval of the execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby and the consummation of all of the transactions contemplated hereby and thereby, duly certified as of the Closing Date by the Secretary of Buyer.

3.5 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which Buyer may in its sole discretion waive in whole or in part:

(a)

Buyer shall not have discovered any material error, misstatement or omission in the representations and warranties made herein by Seller.

(b)

The representations and warranties of Seller contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects and Seller shall have performed and complied with all of the terms, agreements, covenants and conditions required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date.

(c)

No suit, action or other proceeding shall have been instituted or threatened before any court or other governmental body or by any public authority to restrain or prohibit the consummation of the transactions contemplated herein or to obtain damages or other relief in connection with this Agreement, and on or before the Closing Date, any public authority that is required or requested to rule upon any transactions contemplated herein shall have so ruled favorably in writing. No claim, action, suit or other proceeding shall be pending against Buyer or against Seller which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated hereby or result in the payment of damages as a result of such transactions.

(d)

Seller shall have obtained all consents of third parties and Governmental Agencies and all licenses, permits and governmental approvals necessary or appropriate to permit the valid and effective sale, assignment, transfer and conveyance of the Assets to Buyer.

(e)

The validity and adequacy of all proceedings of Seller in authorizing and approving this Agreement and the agreements, documents and instruments contemplated hereby shall have been approved by Buyer and counsel for Buyer.

(f)

Buyer shall have received the items to be delivered at Closing by Seller pursuant to the terms of this Agreement, including pursuant to Section 3.3 of this Agreement.

(g)

Buyer, using best efforts, shall cause to be taken, and to do or cause to be done, all things necessary, proper or advisable and consistent with applicable law and this Agreement, so that it shall have acquired, on or before September 29, 2006, rights to purchase turbines of reasonably sufficient quality and quantity for Buyer to complete construction of the Project.

(h)

Buyer shall have confirmed on or before September 29, 2006, that, without regard to possible locational marginal pricing differentials, transmission service from the Midwest Independent Transmission System Operator, Inc., a non-profit, non-stock corporation organized and existing under the laws of the State of Delaware or its successor organization, is available for Buyer to transmit power from the Project to Buyer's service territory.

(i)

Since the date hereof, there shall have occurred no material adverse change, or condition or occurrence of any event which would reasonably be expected to result in any such change, in the condition (financial or otherwise) of the Assets, the Site or the Project.

(j)

On or before closing Seller shall have obtained all Governmental Approvals pursuant to Section 1.1.3 of this Agreement.

In the event the foregoing conditions are not satisfied or waived by Buyer prior to the Closing, Buyer shall have the right to terminate this Agreement and, in the event of such termination, Seller and Buyer shall be relieved of all obligations hereunder.

3.6 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which Seller may in its sole discretion waive in whole or in part:

(a)

Seller shall not have discovered any material error, misstatement or omission in the representations and warranties made herein by Buyer.

(b)

The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects (except that such representations and warranties may reflect the consummation of any transactions contemplated by this Agreement or consented to or approved in writing by Seller) and Buyer shall have performed and complied with all of the terms, agreements, covenants and conditions required by this Agreement to be performed and complied with by Buyer prior to or on the Closing Date.

(c)

No suit, action or other proceeding shall have been instituted or threatened before any court or other governmental body or by any public authority to restrain or prohibit the consummation of the transactions contemplated herein or to obtain damages or other relief in connection with this Agreement, and on or before the Closing Date, any public authority that is required or requested to rule upon any transactions contemplated herein shall have so ruled favorably in writing. No claim, action, suit or other proceeding shall be pending against Buyer or against Seller which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated hereby or result in the payment of damages as a result of such transactions.

(d)

Seller shall have obtained all consents of third parties and Governmental Agencies and all licenses, permits and governmental approvals necessary or appropriate to permit the valid and effective sale, assignment, transfer and conveyance of the Assets to Buyer.

(e)

The validity and adequacy of all proceedings of Buyer in authorizing and approving this Agreement and the agreements, documents and instruments contemplated hereby shall have been approved by Seller and counsel for Seller.

(f)

Seller shall have received the items to be delivered at Closing by Buyer pursuant to the terms of this Agreement, including pursuant to Section 3.4 of this Agreement.

In the event the foregoing conditions are not satisfied or waived by Seller prior to the Closing, Seller shall have the right to terminate this Agreement and, in the event of such termination, Seller and Buyer shall be relieved of all obligations hereunder.

3.7 Release of Windpower II upon Closing. Upon Closing, MGE shall release Windpower II from any further obligations to MGE under this Agreement if Windpower II has previously transferred all of the Assets to Windpower III and Windpower III conveys the Assets to MGE.

ARTICLE IV.

SELLER'S OBLIGATIONS AFTER CLOSING

4.1

Seller's Indemnity. Seller shall indemnify, defend and hold Buyer and its successors and assigns harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, fines, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Buyer may incur or suffer, that arise, result from, or relate to (i) any breach of or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement, or in any schedule, attachment, certificate, exhibit, document or statement or other instrument furnished, or to be furnished, by Seller, or (ii) the Retained Liabilities, or (iii) the Assets purchased (including, without limitation, the Assumed Contracts) as a result of acts occurring prior to the Closing Date. 'The Buyer may offset against any payment obligations owed by the Buyer to the Seller for any or all indemnifiable damages that the Buyer is entitled to pursuant to the final award rendered under an arbitration proceeding conducted pursuant to the arbitration provisions set forth in Section 6.1.18 of this Agreement.

 4.2 Execution of Documents. Seller, at any time after the date hereof, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances and other documents of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of 'this Agreement that may be reasonably requested by Buyer for the purpose of transferring, selling, assigning, granting, conveying and confirming to Buyer, or reducing to its possession, any and all of the Assets transferred pursuant to this Agreement.

 4.3 Cooperation. Seller agrees to undertake commercially reasonable efforts to cooperate with Buyer and its successors and assigns, at no cost or expense to Seller, in Buyer's development, construction and operation of the Project.

ARTICLE V.
BUYER'S OBLIGATIONS AFTER CLOSING

 5.1 Buyer's Indemnity. Buyer shall indemnify, defend and hold Seller and its successors and assigns, harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that Seller may incur or suffer, that arise, result from, or relate to (i) any breach of, or failure by, Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, attachment, certificate, exhibit or other instrument furnished, or to be furnished, by Buyer, or (ii) the Assets acquired (including, without limitation, the Assumed Contracts) as a result of acts occurring after the Closing Date.

 5.2 Execution of Documents. Buyer, at any time after the date hereof, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances and other documents of transfer reasonably requested by Seller, and will take any other action consistent with the terms of this Agreement that may be reasonably requested by Seller for the purpose of transferring, selling, assigning, granting, conveying and confirming to Buyer, or reducing to its possession, any and all of the Assets transferred pursuant to this Agreement.

 5.3 Cooperation. Buyer agrees to undertake commercially reasonable efforts to cooperate with Seller and its successors and assigns, at no cost or expense to Buyer, in Seller's development, construction and operation of the Wind Farm and the Remaining Capacity.

ARTICLE VI.

6.1

Miscellaneous

6.1.1 Benefit. This Agreement is personal to the parties hereto, and no party hereto shall assign any of such party's respective rights or delegate any of such party's respective obligations hereunder without the prior written consent of the other parties, which consent may be withheld for any reason, except that Buyer may assign or transfer this Agreement to an affiliate; provided, however, Buyer shall continue to be bound under the obligations in this Agreement.. A change in control of either of the parties shall not be considered an assignment and no consent shall be required for any such occurrence.

6.1.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, but without regard to provisions thereof relating to conflicts of law.

6.1.3 Notices.

(a)

All notices, demands, requests, and other communications desired or required to be given hereunder ("Notices"), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices; or (iv) transmitted by facsimile or e-mail to the address for notices; provided that the party sending the Notice by such means shall be required to provide confirmation of successful transmission.

(b)

All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) two (2) business days after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; (iii) five (5) business days after depositing the Notice in the United States mail as set forth in subparagraph (a)(iii) immediately above; or (iv) on the date received for transmission of Notices pursuant to subsection (a)(iv) above. All Notices shall be addressed to a party at the following address:

If to Seller, to:

Northern Iowa Windpower III LLC

579 – 410th Street

Joice, IA 50446

Attention: Stephen F. Dryden

Facsimile number: (641) 588-3730

E-mail : steve.Dryden@midwest-renewab le .com

with a copy to:

Nyemaster, Goode, West, Hansell & O'Brien, P.C. 700 Walnut, Suite 1600

Des Moines, IA 50309

Attention: Terry L. Monson, Esq.

Facsimile number: (515) 283-8018

E-mail: tmonson@nyemaster.com

If to Buyer, to:

Madison Gas and Electric Company 133 South Blair Street

Madison, WI 53703

Attention: Gregory A. Bollom,

Assistant Vice President – Energy Planning Facsimile number: (608) 252-7098 with a copy to:

Stafford Rosenbaum LLP

222 West Washington Avenue, Suite 900 P.O. Box 1784

Madison, WI 53701-1784

Attention: Joseph P. Wright, Esq.

Facsimile number: (608) 259-2600 E-mail: jwright@staffordlaw.com or to such other person or address as a party shall furnish to the other parties hereto in writing in accordance with this Section.

6.1.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.1.5 Further Assurances. Each party to this Agreement agrees to take such additional action and execute such additional documents as the other party may reasonably request in order to effectuate the intent and purpose of this Agreement.

6.1.6 Negotiated Agreement. Each of the parties to this Agreement acknowledges that such party has been represented by counsel and that the terms of this Agreement have been negotiated among the parties hereto. This Agreement shall not be construed more strongly against any party, regardless of who was more responsible for its preparation.

6.1.7 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the entire understanding and agreement of the parties with respect to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof, including, without limitation, that certain Term Sheet for Asset Purchase Agreement for 30MW of Wind Powered Generating Capacity at the Top of Iowa Phase 2 Wind Farm by and between the parties hereto dated July 24, 2006.

6.1.8 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement signed by all of the parties hereto or as otherwise provided herein

6.1.9 Waiver of Compliance. Any failure of any party to comply with any obligation, covenant, agreement or condition of such party contained herein may be expressly waived in writing by Seller or Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

6.1.10 Headings. The headings and captions of the. Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

6.1.11 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

6.1.12 Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

6.1.13 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

6.1.14 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

6.1.15 Incorporation of Recitals and Exhibits. The recitals set forth above and any exhibits and schedules attached hereto are incorporated herein by this reference and made a part of the parties' agreements.

6.1.16 Remedies. Except as may be otherwise expressly provided herein, the remedies provided herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

6.1.17 Receipt. Each of the parties to this Agreement acknowledges receipt of a fully executed copy of this Agreement and all Exhibits and Schedules.

6.1.18 Arbitration. The parties agree to attempt informally to resolve all disputes arising hereunder, or out of or in relation to the interpretation or performance of this Agreement, through meetings of engineering or other representatives of the parties; provided, however, that any such dispute which cannot be amicably resolved between the parties shall be submitted to binding arbitration upon the written notice of either party delivered to the other of such party's intention to arbitrate and shall otherwise confirm to the requirements set forth below. The alternative dispute resolution procedures which shall apply under this Agreement are as follows:

Each notification of a dispute shall state the nature of the dispute, the facts relied upon, the specific provisions of this Agreement and applicable law which support the notifying party's position, and the amount claimed and the remedy sought by such party. Within thirty (30) days after receipt thereof the parties shall meet, by telephone or otherwise, in an attempt to settle the dispute. During such thirty-day period the party receiving the notification may, but shall not be required to, submit a written response.

If the parties cannot informally settle the dispute within thirty (30) days after receipt of the notice of a dispute, the dispute shall be arbitrated before a panel of three arbitrators in accordance with the provisions of this section and in accordance with the Commercial Arbitration Rules of the American Arbitration Association but not under the auspices of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction, and the arbitrators may include provisional remedies in their award. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein.

Any party desiring arbitration shall serve on the other party in accordance with the Commercial Arbitration Rules, the party's Notice of Intent to Arbitrate. The Notice of Intent shall be accompanied by the name of an arbitrator suggested by the party serving the Notice of Intent. The party served with the notice shall advise the other party in writing of the name of its suggested arbitrator. Within twenty (20) calendar days after the Notice of Intent has been made, the two arbitrators shall choose a third arbitrator who shall act as chairperson of the arbitral proceedings. If the two arbitrators chosen by the parties do not agree upon a third arbitrator within twenty (20) calendar days after the filing of the Notice of Intent, then, upon the application of either party, the third arbitrator shall be selected pursuant to 9 U.S.C. § 5, provided, however, that if the federal courts lack jurisdiction, then pursuant to Iowa Code ch. 679A.3. The arbitration proceedings provided hereunder are hereby declared to be self-executing, and it shall not be necessary to petition a court to compel arbitration. All arbitration proceedings shall be held in Chicago, Illinois. The parties shall bear their own attorney fees, costs and expenses associated with the arbitration. The arbitrators shall make a determination within three (3) months after the dispute is submitted for arbitration.

Notwithstanding the existence of a dispute and until the arbitrators render a decision, each party shall be obligated to fulfill its obligations and continue its performance in accordance with the terms hereof. Any payment due or payable by one party to the other shall not be withheld on account of the occurrence or continuance of any expert resolution or arbitration proceedings. Neither party shall make any public statements with respect to any disputes hereunder without the prior consent of the other party unless compelled or required to do so by a governmental or regulatory authority having jurisdiction over such party or such dispute or by applicable law.

6.1.19 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

6.1.20 Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as determined by Buyer and shall acknowledge Seller as the initial developer of the Project.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NORTHERN IOWA WINDPOWER III LLC and

NORTHERN IOWA WINDPOWER II LLC

By: Midwest Renewable Energy Corporation, their Manager

By: /s/ Stephen F. Dryden
Stephen F. Dryden, President

MADISON GAS AND ELECTRIC COMPANY

By: /s/ Scott A. Neitzel
Scott A. Neitzel, Vice President – Energy Supply

Schedule 1.1.1 — Wind Data

Schedule 1.1.2 — Governmental Approvals

Schedule 1.1.4 — Assumed Contracts

Schedule 2.1.3 — Litigation

Schedule 2.1.5 — Consents

Exhibit A — Bill of Sale

Exhibit B — Assumption Agreement

Exhibit C — Substation Use and Easement Agreement

Exhibit D — Design and Configuration of Remaining Capacity

Exhibit E — Management and Administration Agreement

Exhibit F — Meteorological Data Sharing Agreement

Exhibit G — Form of Opinion of Seller's Counsel

Schedule 1.1.1 — Wind Data

File Name	Size	Description

0331_2004-10-21_2005-03-29_10min .txt

0331_2004-10-21_2005-03-29_hourly.txt

0331_raw.zip

0332_2004-10-22_2004-04-06_10min.txt

0332_2004-10-22_2004-04-06_hourly.txt

0332_raw.zip

0500_2001-04-27_2002-01-09_hourly.txt

0501_2002-01-09_2002-06-13_hourly.txt

0501_2002-10-17_2003-10-10_10min.bd

0501_2002-10-17_2003-10-10_hourly.txt

0501_2003-10-10_2006-08-10_10min.bd

0501_2003-10-10_2006-08-10_hourly.bd

0501_2003.zip

0501_2004.zip

0501_2005.zip

0501_2006.zip

0502_2002-01-15_2002-10-16_hourly.txt

met tower 0331 description.xls

met tower 0332 description.xls

met tower 0500_0501 description.xls

met tower 0502 description.xls

SODAR_Data_field_descriptions.txt

SODAR_TO12_loc1 description.xls

SODAR_TO12 Joc1.exp

SODAR_TO12 loc1_raw.zip

SODAR_TO12_loc2 description.xls

SODAR_TO12 Joc2.exp

SODAR_TO12_loc2_raw.zip

SODAR_TO12 Joc3 description.xls

SODAR_TO12_loc3.exp

SODAR_TO12_loc3_raw.zip

SODAR_TO12 _loc4 description.xls

SODAR_TO12_loc4.exp

SODAR_TO12 Joc4_raw.zip

TO12_surnmer SODAR_summary.pdf

TO12_winterSODAR_summary.pdf

3,091,525

533,688

1,222,767

3,266,870

560,723

1,333,706

385,357

270,472

6,550,181

1,071,000

24,519,899

4,208,678

723,814

3,307,660

3,193,339

2,003,600

533,350

28,160

28,160

29,696

28,160

930

19,456

43,623,433

3,707,166

19,456

18,589,083

1,415,735

19,456

23,763,293

1,750,677

19,456

27,807,647

2,138,237

164,476

183,911

Met tower #0331 10-minute text data

Met tower #0331 hour text data

Met tower #0331 raw binary data

Met tower #0332 10-minute text data

Met tower #0332 hour text data

Met tower #0332 raw binary data

Met tower #0500 hour text data

Met tower #0501 hour text data

Met tower #0501 10-minute text data

Met tower #0501 hour text data

Met tower #0501 10-minute text data

Met tower #0501 hour text data

Met tower #0501 raw binary data

Met tower #0501 raw binary data

Met tower #0501 raw binary data

Met tower #0501 raw binary data

Met tower #0502 hour text data

Met tower #0331 description

Met tower #0332 description

Met tower #0500/0501 description

Met tower #0502 description

Description of SODAR data fields in text files

SODAR location 1 description

SODAR location 1 text data

SODAR location 1 raw data

SODAR location 2 description

SODAR location 2 text data

SODAR location 2 raw data

SODAR location 3 description

SODAR location 3 text data

SODAR location 3 raw data

SODAR location 4 description

SODAR location 4 text data

SODAR location 4 raw data

Summary of SODAR data location 1

Summary of SODAR data location 2-4

Schedule 1.1.2 — Governmental Approvals

Schedule 1.1.4 — Assumed Contracts

1.

Wind Farm Easement Agreement by and between Northern Iowa Windpower II, LLC and Doris Sawin (Property #1).

2.

Wind Farm Easement Agreement by and between Northern Iowa Windpower II,LLC and Phyllis Knudtson f/k/a Phyllis Erickson (Property #2).

3.

Wind Farm Easement Agreement by and between Northern Iowa Windpower II,LLC and Ronald Helgeson, et al (Property #3).

4.

Wind Farm Easement by and between Northern Iowa Windpower II,LLC and Arlene Knudtson (Property #4)\

5.

Wind Farm Easement by and between Northern Iowa Windpower II,LLC and Erling L. Myli and Vada K Myli (Property #9).

6.

Wind Farm Easement by and between Northern Iowa Windpower LLC and Morris G. Kalgaarden (Property #10).

7.

Wind Farm Easement Agreement by and between Northern Iowa Windpower II, LLC and Marlene Delores Peterson (Property #11).

8.

Wind Farm Easement Agreement by and between Northern Iowa Windpower II, LLC and Doris A. Sawin, Herbert H. Sawin and Veronica Sawin (Property #12).

9.

Wind Farm Easement Agreement by and between Northern Iowa Windpower II,LLC and Mavis Richards, Selmer F. Richards, Lois Heflin and Frank Heflin (Property #13).

10.

Wind Farm Easement Agreement by and between Northern Iowa Windpower II,LLC and Inez Neale (Property #20).

Schedule 2.1.3 – Litigation

1.

Midwest Renewable Energy Projects LLC -- petition for declaratory ruling. FERC Docket No. EL06-9-000.

2.

Midwest Renewable Energy Projects LLC v. Interstate Power and Light Company. Iowa Department of Commerce, Utilities Board, Docket No. AEP - 05-1.

Schedule 2.1.5 — Consents

None

EXHIBIT A
BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Northern Iowa Windpower II,LLC, a Delaware limited liability company ("Seller") for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sell, assign, transfer, convey and set over unto Madison Gas and Electric Company, a Wisconsin corporation ("Buyer"), all of Seller's right, title and interest in and to all of the assets, properties and rights comprising the Project (other than the Excluded Assets), including, without limitation, the following assets:

(a) true and complete copies of the Wind Data.

(b) the Engineering Plans.

Words and phrases herein shall be construed as in the singular or plural number and as the appropriate gender, according to the context.

All capitalized terms not otherwise defined herein shall have the meanings given them in that certain Asset Purchase Agreement (the "Agreement") dated as of ________, 2006, by and between Seller and Buyer.

NORTHERN IOWA WINDPOWER III LLC

By: Midwest Renewable Energy Corporation, Manager

By:  /s/ Stephen F. Dryden
Stephen F. Dryden, President

EXHIBIT B
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") made and entered into as of the _____ day of ____________, 2006, by and between Northern Iowa Windpower LLC, a Delaware limited liability company ("Seller") and Madison Gas and Electric Company, a Wisconsin corporation ("Buyer").

RECITALS:

The parties hereto are also parties to that certain Asset Purchase Agreement dated __________, 2006 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase certain assets of Seller. Capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement. As used in this Agreement, the term to the best of a party's knowledge or similar terms as used herein means that party's actual knowledge and that which that party reasonably should have known given all the facts and circumstances.

Pursuant to the terms of the Purchase Agreement, Seller and Buyer are to enter into an assignment and assumption agreement with respect to the Governmental Approvals and Assumed Contracts (collectively, the "Assumed Agreements")

The parties desire to establish the terms of said assignment and assumption agreement by this Agreement, all in accordance with the terms of the Purchase Agreement.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and in further consideration of the Purchase Agreement, the parties agree as follows:

Effective as of the date hereof, Seller hereby sells, assigns, transfers and conveys unto Buyer all of Seller's right, title and interest in, to and arising under each and all of the Assumed Agreements.

Buyer hereby assumes and agrees to perform each and all of the duties and obligations of Seller under the Assumed Agreements from and after the date hereof. Any and all costs and expenses payable under any of the Assumed Agreements shall be prorated to the date of this Agreement, with Seller paying all costs and expenses attributable to any service or use on or prior to the date of this Agreement, and Buyer paying all costs and expenses for service or use attributable to the period subsequent to the date of this Agreement. Notwithstanding anything in this Agreement or the Purchase Agreement that may appear to be to the contrary, Buyer does not assume any liability or obligation for any breach or default by Seller of or under any of the Assumed Agreements arising out of or related to any act, omission, matter or other occurrence taken, failed to be taken or otherwise occurring or arising on or prior to the date hereof and Seller shall defend, indemnify and hold Buyer harmless from and against any and all such liabilities and obligations. Notwithstanding anything in this Agreement or the Purchase Agreement that may appear to be to the contrary, Seller does not assume any liability or obligation for any breach or default by Buyer of or under any of the Assumed Agreements arising out of or related to any act, omission, matter or other occurrence taken, failed to be taken or otherwise occurring or arising after to the date hereof and Buyer shall defend, indemnify and hold Seller harmless from and against any and all such liabilities and obligations.

No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given, and any such waiver shall not be deemed a waiver of future compliance with such provision and such provision shall remain in full force and effect.

Seller shall defend, indemnify and hold Buyer harmless from and against any loss, liability, damage, cost or expense, including, without limitation, court costs and attorneys' fees, arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of Seller under this Agreement. Buyer shall defend, indemnify and hold Seller harmless from and against any loss, liability, damage, cost or expense, including, without limitation, court costs and attorneys' fees, arising in connection with or resulting from the non-fulfillment of any agreement on the part of Buyer under this Agreement.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

This Agreement and the Purchase Agreement constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

NORTHERN IOWA WINDPOWER III,

By: Midwest Renewable Energy Corporation, Manager

By:  /s/ Stephen F. Dryden
Stephen F. Dryden, President

MADISON GAS AND ELECTRIC COMPANY

By: /s/ Scott A. Neitzel

Scott A. Neitzel

Vice President – Energy Supply

EXHIBIT C

Substation Use and Easement Agreement

See Exhibit 10.6.

EXHIBIT D

Design and Configuration of Wind Farm including Project and Remaining Capacity

Description: Drawing of Northern Iowa Windpower II, LLC, Preliminary Site Plan. as described in  Schedule 1.1.4 — Assumed Contracts of this Exhibit 10.5.

EXHIBIT E

Management and Administration Agreement

See Exhibit 10.7.

EXHIBIT G

FORM OF OPINION

[FIRM LETTERHEAD]

__________, 2006

Madison Gas and Electric Company

133 South Blair Street

Madison, WI 53703

Re: Asset Purchase Agreement between Northern Iowa Windpower II, LLC ("Windpower II"), Northern Iowa Windpower III LLC, ("Windpower III") and Madison Gas and Electric Company ("MGE"), and Ancillary Agreements between MGE and Windpower II and Midwest Renewable Energy Services, LLC ("Services").

Ladies and Gentlemen:

We have acted as counsel to Windpower II, Windpower III and Midwest Renewable Energy Corporation, a corporation and the manager of Windpower II and Windpower III ("Midwest") in connection with that certain Asset Purchase Agreement (the "Agreement") dated September 29, 2006, by and between Windpower III, Windpower II and MGE . Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined in the Agreement.

In such capacity, we have reviewed the following documents:

(a) the Agreement;

(b) the Substation Use and Easement Agreement;

(c) the Management and Administration Agreement;

(d) the Meteorological Data Sharing Agreement;

(e) the Assignment and Assumption Agreement.

In rendering our opinion we have also examined such certificates of public officials, corporate and limited liability company documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed. As to various questions of fact material to our opinion, we have relied upon certificates and written statements of officers, managers and members of Windpower III. The Substation Use and Easement Agreement, Management and Administration Agreement, Meteorological Data Sharing Agreement and Assignment and Assumption Agreement are referred to collectively as the Ancillary Agreements.

We have assumed for purposes of the opinions set forth (a) that the Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the parties thereto other than Windpower III and Midwest, and (b) that each of the parties to the Agreement, other than Windpower III and Midwest, is duly organized and validly existing under the laws of its respective jurisdiction of organization and has the power, authority and legal right to perform the Agreement. We have also assumed that all natural persons who are signatories to the Agreement or other documents reviewed by us were legally competent at the time of execution; all signatures on the Agreement and the Ancillary Agreements (other than Windpower III and Midwest) and the other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete, each such document is authentic, and each such document that is a copy conforms to the original.

In basing any opinion set forth in this opinion on "our knowledge," the words "our knowledge" or similar words, signify that, in the course of our representation of Windpower and Midwest, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as otherwise stated in this opinion, we have undertaken no investigation or verification of such matters. Further, the words "our knowledge" and similar language as used in this opinion are intended to be limited to actual knowledge of the attorneys within our firm who have been directly involved in representing Windpower III and Midwest in connection with the transactions contemplated by the Agreement, or who have knowledge of Windpower III and Midwest.

We express no opinion with respect to the effect of any law other than the law of the State of Iowa and the State of Delaware (with our opinion limited only to the Delaware Limited Liability Company Act and the Delaware General Corporation Law). For purposes of our opinions regarding the Delaware Limited Liability Company Act, we have reviewed the reviewed [insert treatise on which review is based], and our opinion is based solely on such review. For purposes of our opinions regarding the Delaware General Corporation Law, we have reviewed [insert treatise on which review is based], and our opinion is based solely on such review. We do not purport to be experts on the laws of the State of Delaware and we did not consult local counsel in Delaware.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

Windpower II is a limited liability company formed under the laws of the State of Delaware and is validly existing thereunder, with full limited liability company power and authority under its Certificate of Formation and Operating Agreement to do business and is in good standing as a foreign limited liability company under the law of the State of Iowa.

Windpower III is a limited liability company formed under the laws of the State of Delaware and is validly existing thereunder, with full limited liability company power and authority under its Certificate of Formation and Operating Agreement to do business and is in good standing as a foreign limited liability company under the law of the State of Iowa.

Services is a limited liability company formed under the laws of the State of Delaware and is validly existing thereunder, with full limited liability company power and authority under its Certificate of Formation and Operating Agreement to do business and is in good standing as a foreign limited liability company under the law of the State of Iowa.

Midwest is a corporation formed under the laws of the State of Delaware, is validly existing thereunder, and is duly qualified to do business and is in good standing as a foreign corporation under the law of the State of Iowa.

Windpower II, Windpower III and Services, each with respect to the Agreement or the Ancillary Agreements to which it is a party, has the limited liability company power and authority to execute, deliver, and perform its obligations under the Agreement and the Ancillary Agreements to which it is a party.

Midwest has the corporate power and authority to execute and deliver the Agreement and Ancillary Agreements as manager of Windpower II, Windpower III and Services

The execution and delivery of the Agreement and Ancillary Agreements by Midwest, on behalf of, as applicable, Windpower II, Windpower III and Services, and the performance of Windpower II's and Windpower III's obligations under the Agreement and, as applicable, Windpower II and Services under the Ancillary Agreements, have been duly authorized by all requisite action of Windpower II, Windpower III and Services. The Agreement and Ancillary Agreements have been duly executed and delivered by Midwest, on behalf of Windpower II, Windpower III and Services. The execution and delivery of the Agreement and Ancillary Agreements by Midwest have been duly authorized by all requisite action of Midwest and the Agreement and the Ancillary Agreements have been duly executed and delivered by Midwest.

The Agreement and the Ancillary Agreements represent, as applicable, the valid and binding obligations of Windpower II, Windpower III and Services, enforceable against each of them, as applicable, in accordance with their terms.

The execution and delivery by Windpower II and Windpower III of the Agreement and, as applicable, by Windpower II and Services of the Ancillary Agreements, and the acts of Midwest in executing and delivering the Agreement and Ancillary Agreements on behalf of Windpower II, Windpower III and Services, do not (a) conflict with or violate any provision of the Operating Agreement of Windpower II, Windpower III, Services or the articles of incorporation of Midwest, or (b) to the best of our knowledge, (i) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the properties or assets of Windpower II, Windpower III, Services or Midwest pursuant to, any agreement or instrument to which Windpower II, Windpower III, Services or Midwest, as applicable, is a party or by which any of its properties is bound, or (ii) conflict with or violate any judgment, order, writ, injunction or decree binding on Windpower II, Windpower III, Services or Midwest, or (c) conflict with or violate any law, rule, regulation or ordinance applicable to Windpower II, Windpower III, Services or Midwest.

To the best of our knowledge, there are no material pending or threatened lawsuits, claims or criminal proceedings against Windpower II, Windpower III Services or Midwest or specifically applicable to the Site.

Our opinions set forth above are modified by and subject to the following qualifications:

(a) The enforcement of the Agreement is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application related to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Agreement;

(b) Applicable laws may adversely affect the enforcement of certain provisions of the Agreement and Ancillary Agreements relating to events of default and certain rights and remedies provided for therein, but such laws do not, in our opinion, make the remaining remedies available in respect thereof, inadequate for the practical realization of the benefits of the security intended to be provided thereby; and

(c) The availability of equitable remedies such as specific performance, injunctive relief or other equitable remedies involving any proceedings (legal or equitable) may limit the enforceability of any of the provisions of the Agreement and the Ancillary Agreements.

The foregoing opinions may be relied upon by MGE, its successors and/or assigns, and their respective counsel, but may not be relied upon by any other party.

[Nyemaster, Goode, West, Hansell & O'Brien, P.C]